Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-07239 and No. 333-129699 on Form S-8 of our report dated June 27, 2007, appearing in this Annual Report on Form 11-K of the Century Aluminum 401(k) Plan for the year ended December 31, 2006.

/s/ Deloitte and Touche LLP

Pittsburgh, Pennsylvania
June 27, 2007